Exhibit 5.1 ATTORNEYS AT LAW 111 Huntington Avenue Boston, Massachusetts 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com CLIENT/MATTER NUMBER 106876-0129

February 9, 2021

FuelCell Energy, Inc. 3 Great Pasture Road Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Prospectus Supplement dated February 9, 2021 (the “Prospectus Supplement”) to the Prospectus dated December 1, 2020 (the “Prospectus”), included as part of a Registration Statement on Form S-3 (Registration No. 333-251054) filed by the Company (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus Supplement relates to the offer and sale by the Company of up to 964,128 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) issuable upon the exercise of the Series C warrants previously issued and sold by the Company (the “Warrants”).

In connection with our representation of the Company, and as a basis for the opinions set forth herein, we have examined: (a) the Registration Statement, the Prospectus and the Prospectus Supplement; (b) the Certificate of Incorporation of the Company, as amended to date; (c) the Amended and Restated By-laws of the Company; (d) the Warrants; (e) resolutions adopted or approved by the Company’s Board of Directors relating to the registration, sale and issuance of the Warrants and the Shares; and (f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents, certificates and instruments submitted to us as copies.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are duly authorized, and when

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

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February 9, 2021

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issued in accordance with the terms of the Warrants, including payment in full to the Company of the exercise price as required thereunder, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (and its incorporation by reference into the Registration Statement and the Prospectus Supplement) and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

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